SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 22, 2011
FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 448-5440

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On March 22, 2011, FSI International, Inc. issued a press release, a copy of which is being furnished as an exhibit to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          (e) On March 17, 2011, the Company adopted a compensation plan for the fiscal year ending August 27, 2011 that provides for an aggregate amount of incentive cash compensation to be available for distribution to employees of the Company, including its executive officers. The aggregate amount distributable under such plan will be based on the Company’s operating income, prior to any incentive plan accrual, for fiscal year ending August 27, 2011. Amounts ultimately paid under the plan to employees, including executive officers, would be at the discretion of the Compensation Committee of the Board of Directors (the “Committee”). The Committee’s determination and payment of any amounts under the plan likely would be made in November 2011, in connection with the completion of the audited financial statements for the Company. The maximum amounts that could be paid to any executive officer under the plan has been set as a percentage of such officer’s base salary for the 2011 fiscal year. For the Chief Executive Officer that percentage is 100% of base salary and for each of the other executive officers that percentage is 80% of base salary.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” of this Form 8-K:
          Exhibit 99     Press Release dated March 22, 2011.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.
By	/s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: March 22, 2011

Exhibit Index

Exhibit	Description

99	Press release dated March 22, 2011